UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-4636
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2016, XPO Logistics, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) describing certain actions taken by the Compensation Committee of the Board of Directors (the “Compensation Committee”) with respect to the employment agreements and performance-based incentives for the named executive officers (the “Named Executive Officers”) in the Company’s proxy statement filed with the SEC on April 8, 2015. For details, see “February 2016 Compensation Actions.”

Upon the recommendation of the Named Executive Officers, on March 7, 2016, the Compensation Committee and the Named Executive Officers agreed to reinstate the $60.00 per share price performance hurdle for the 536,965 performance-based restricted stock units granted to the Named Executive Officers in 2014 and 2015 (the “PRSUs”), which had in February 2016 been decreased to $32.50 per share, and to maintain the Adjusted Earnings Per Share (as defined below) performance hurdle of $2.75 per share for fiscal year 2017, which had in February 2016 been increased from $2.50 per share. The Compensation Committee and the Named Executive Officers further agreed to modify the PRSUs to include an additional performance hurdle such that, in the event that both performance hurdles of $2.75 Adjusted Earnings Per Share for 2017 and a $60.00 per share price are not achieved, the PRSUs will be earned if the Company achieves a $4.30 Adjusted Earnings Per Share performance hurdle for 2019 and an $86.00 per share price prior to September 2, 2020 – the date on which the Named Executive Officer employment agreements expire. All of the concessions made by the Named Executive Officers in relation to the February 2016 compensation actions, as described below, remain intact.

February 2016 Compensation Actions

On February 11, 2016, the Company filed a Form 8-K (the “February 11 Form 8-K”) with the SEC describing certain compensation actions taken by the Compensation Committee with respect to the Named Executive Officers, including entering into new employment agreements with scheduled terms until September 2, 2020 (which replaced the existing employment agreements scheduled to expire on September 2, 2016 or, in the case of Mr. Cooper, March 14, 2018); granting new cash-settled performance-based restricted stock units (the “Phantom PRSUs”); and modifying the PRSUs granted to the Named Executive Officers in 2014 and 2015.

Prior to the February 2016 modification, the PRSUs that were held by the Named Executive Officers were subject to the satisfaction of two performance goals: (1) the Company must achieve a stock price target of $60.00 per share by no later than April 2, 2018, and (2) the Company must achieve Adjusted Earnings Per Share of $2.50 during fiscal year 2017. In consideration for the Named Executive Officers agreeing to terms in the Employment Agreements that were favorable to the Company, as described below, the Compensation Committee determined to modify the PRSUs to reduce the share price performance goal from $60.00 to $32.50 (which represented a premium of approximately 50% to the Company's stock price at the time that the Compensation Committee was considering the changes), and to increase the Adjusted Earnings Per Share performance goal from $2.50 to $2.75.

“Adjusted Earnings Per Share” means (1) net income available to common stockholders, including preferred interest holders (adjusted for non-recurring items as applied to Adjusted EBITDA in monthly operating reports and external reporting and the impact of stock and phantom stock compensation), plus tax effected depreciation and amortization less tax effected capital expenditures divided by (2) diluted shares outstanding.

The definition of Adjusted Earnings Per Share is unchanged from the definition set forth in the February 11 Form 8-K.

A critical goal of the Compensation Committee’s actions was to further align the interests of the Named Executive Officers with the Company’s shareholders. This goal was advanced by the inclusion in the Employment Agreements and Phantom PRSUs award agreements of the following terms, all of which were designed to incentivize the Named Executive Officers and enhance the relationship between their pay and performance:

1.	The Adjusted Earnings Per Share performance hurdle for the PRSUs was increased from $2.50 to $2.75;

2.
The Phantom PRSUs were made subject to performance hurdles based on Adjusted Cash Flow Per Share (as defined below) of $2.93 for 2016, $3.96 for 2017, $5.38 for 2018, and $6.39 for 2019 (subject to adjustment based on certain factors as may be determined by the Compensation Committee);

3.
Upon a termination of employment of a Named Executive Officer by the Company without Cause or by a Named Executive Officer for Good Reason (as defined in the PRSU agreements), no PRSUs would be earned unless the performance hurdles were achieved (prior to the February 11, 2016 modification, the PRSUs vested on a pro rata basis upon a termination of employment without Cause or for Good Reason, without regard to the satisfaction of the performance hurdles);

4.
The Named Executive Officers agreed to extend the lock-up of all shares acquired pursuant to compensatory equity grants for two years until September 2, 2018 (previously such shares were locked up until September 2, 2016);

5.
The Named Executive Officers agreed to reduce their severance benefits upon a termination without Cause from one year of base salary (or two years in the case of Bradley Jacobs and John Hardig) to six months of base salary;

6.	The Named Executive Officers agreed to substantially broader, longer and stronger noncompetition and other restrictive covenants; and

7.
The Named Executive Officers agreed that, upon a termination of employment for any reason (other than by reason of death), whether with or without Cause, during the two years immediately following the payment date, a substantial portion of the 2015 cash bonus (up to $1,400,000 in the case of Bradley Jacobs, $1,100,000 in the case of Troy Cooper and $1,000,000 in the case of each of John Hardig, Gordon Devens and Scott Malat) must be reimbursed to the Company.

“Adjusted Cash Flow Per Share”, as used in paragraph 2 above, shall mean (i) Adjusted EBITDA (determined in accordance with the Company’s monthly operating reports and for external reporting purposes and adjusted for the impact of stock and phantom stock compensation) less any capital expenditures and interest divided by (ii) diluted shares outstanding. The definition of Adjusted Cash Flow Per Share is unchanged from the definition set forth in the February 11 Form 8-K.
The foregoing summary of certain terms and conditions of the amendments to the PRSUs does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to PRSU Agreements by which such amendments were made, the form of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

In summary, as recommended by the Named Executive Officers, on March 7, 2016, the Compensation Committee and the Named Executive Officers agreed to reinstate the $60.00 stock price performance hurdle and to maintain the increased Adjusted Earnings Per Share performance hurdle of $2.75 for fiscal year 2017. The Compensation Committee and the Named Executive Officers further agreed to modify the PRSUs to include an additional performance hurdle such that, in the event that both the $2.75 Adjusted Earnings Per Share performance hurdle for 2017 and the $60.00 per share price hurdle are not achieved, the PRSUs will be earned if the Company achieves a $4.30 Adjusted Earnings Per Share performance hurdle for 2019 and an $86.00 per share stock price prior to September 2, 2020. The pro-Company concessions received from the Named Executive Officers under the Employment Agreements of February 11, 2016 remain intact, as detailed in items (3), (4), (5), (6) and (7) above. The Company believes that the most recent modifications further align executive compensation with shareholder interests, a key element of the Company's strategy for value creation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Form of Amendment to PRSU Agreements, dated March 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 7, 2016	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Chief Legal Officer

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Form of Amendment to PRSU Agreements, dated March 7, 2016